SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $ 642,237.94
B Recoveries this period relating to Defaulted Recvbles $22,932.28 C Repossessions this period relating to Defaulted Receivabl$0.00
D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $37,374.15
E Interest earnings this period on Certificate Account
  balances                                            $20,615.02
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $32,629.99
G Investment Earnings on the cash collateral account depos
  deposit                                             $52,053.66

1 TOTAL REVENUES                                   $ 807,843.04
H Certificateholder Interest                         $ 414,118.14
I Defaulted Receivables this period                  $94,442.65
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period                    $ 0.00
M Servicing Fee this period                          $69,344.29
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $26,026.83
P Loan Fee on Loan                                     $2,210.07

2 TOTAL EXPENSES                                    $606,391.98

3 EXCESS SPREAD                                      $ 201,451.06
Q Pool Balance on first day of related Collection
  Period                                         $83,213,144.09


  EXCESS SPREAD PERCENTAGE                              2.91 %

  Three month average Excess Spread Percentage             2.49%
  Six month average Excess Spread Percentage               2.06%




  6/97                                                  Page 2


 CONTRACTS

 R # of contracts on first day of Collection Period      12,289
 S # scheduled pay off
 T # prepayment in full                                     394
 U Defaulted contracts                                        24

 4 # of contracts on last day of Collection Period      11,871


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $83,213,144.09
 W Scheduled principal received this period
 X Principal repayments received this period        $4,989,923.67
 Y Defaulted receivables this period                   $   139,379.98
 5 Pool Balance on last day of related Collection
 Period                                          $ 78,083,840.44

   OTHER DATA

 Weighted average original term of remaining contracts   58.15
 Weighted average remaining term of remaining contracts 26.95
 Weighted average APR of remaining contracts             9.75%

   DELINQUENCIES
                                           % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------               ----------      -----------
  0-29 days    $ 76,014,399.86        97.35%          11,594
  30-59 days     $ 1,129,995.66        1.45%              154
  60-89 days          302,398.74        0.39%               41
  90-119 days        234,727.45         0.30%               30
 120-149 days        134,054.64        0.17%               18
 150-179 days         66,591.51         0.09%                9
 180+days           201,672.58         0.26%               25

 TOTAL        $ 78,083,840.44    100.00%          11,871